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                                                                   EXHIBIT 10.26



                      AMENDED AND RESTATED PROMISSORY NOTE

$456,115.00                                                     Portland, Oregon
                                                                February 8, 2002

         THIS AMENDED AND RESTATED PROMISSORY NOTE AMENDS AND RESTATES THAT PROMISSORY NOTE AND SECURITY AGREEMENT DATED AUGUST 1, 2000.

         FOR VALUE RECEIVED, MicroHelix, Inc., successor by merger to mHL Development Co., Inc. ("Maker") promises to pay to the order of Richard G. Sass ("RGS") in lawful money of the United States of America, the principal amount of Four Hundred Fifty-Six Thousand One Hundred Fifteen Dollars ($456,115.00) together with interest on such amount from February 8, 2002, at the interest rate of seven and one-half percent (7.5%) per annum (the "Interest Rate"). Interest shall be computed on the outstanding principal amount on the basis of a 365-day year and actual days elapsed.

         Maker shall pay monthly payments of interest only commencing March 1, 2002. Maker shall pay in full the aggregate unpaid principal amount of this Note, together with all accrued and unpaid interest thereon, on or before March 31, 2003.

         This Note may be prepaid, at any time and from time to time, in whole or in part, without penalty or premium. Any prepayment shall include accrued and unpaid interest to the date of prepayment on the amount prepaid. All payments shall be made directly to RGS in immediately available funds.

         In the event that RGS uses an attorney to construe, interpret, or enforce any of the provisions of this Note or take any action in any bankruptcy, insolvency or similar proceeding affecting creditors' rights generally (including, without limitation, prosecution of a motion for relief from stay, proposal of a Chapter 11 plan, objection to a disclosure statement or a Chapter 11 or 13 plan, or objection to proposed use, sale or lease of property) or in mediation or arbitration, RGS shall be entitled to recover from Maker its reasonable attorney fees and other costs incurred regardless of whether any legal proceeding is commenced. If any legal action, arbitration or other proceeding is brought, the prevailing party shall be entitled to recover its reasonable attorney fees and other costs incurred in connection therewith, both at trial and on any appeal therefrom or petitions for review thereof.

         All parties to this Note hereby waive presentment, dishonor, notice of dishonor, and protest. All parties to this Note hereby consent to, and the holder of this Note is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due under this Note, or under any documents or instruments relating to or securing this Note, or the performance of any covenants, conditions or agreements hereof or thereof, or the taking or release of collateral securing this Note. The liability of all parties on this Note shall not be discharged by any action consented to above taken by any holder of this Note.



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         Maker may not assign or transfer this Note without the prior written consent of RGS. This Note is made with reference to, and is to be construed in accordance with, the laws of the State of Oregon, exclusive of choice of law or conflicts of law rules or principles. Time is of the essence of this Note.

         This Note is secured by a Security Agreement of even date covering the collateral described therein.

         Maker executes this Note as of the date first above written and acknowledges receipt of a copy of this Note.

                                        MicroHelix, Inc., successor by merger to mHL Development Co., Inc.


                                        By:
                                           -------------------------------------
                                        Name:
                                            ------------------------------------
                                        Title:
                                             -----------------------------------


                                        Richard G. Sass



                                        ----------------------------------------
                                        Name:  Richard G. Sass






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